Exhibit 10.6

As of June 28, 2005

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder and special advisor of Boulder Specialty Brands, Inc. (the “Company”), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into an engagement letter (“Engagement Letter”) to underwrite an initial public offering of the securities of the Company (“IPO”), hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. As a special advisor to the Company, the undersigned agrees to assist the Company in identifying, seeking, and consummating a Business Combination, including providing strategic advice to the Company.

2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock then owned by him, whether purchased in or after the IPO, in favor of a Business Combination, as a result of which the undersigned acknowledges and agrees that he will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by him.

3. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned (i) will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable, (ii) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Account (as defined in the Engagement Letter) as a result of such liquidation with respect to his Insider Shares (“Claim”), (iii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company except as and to the extent an agreement is otherwise disclosed in the Company’s registration statement relating to the IPO or as described in paragraph 5 below, and (iv) will not seek recourse against the Trust Account for any reason whatsoever.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration reasonable opportunities to acquire an operating business that he may become aware of, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a special advisor of the Company, subject to any pre-existing fiduciary obligations the undersigned may have.

5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

6. Neither the undersigned, nor any member of the family of the undersigned, will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

7. Neither the undersigned, nor any member of the family of the undersigned, will be entitled to receive, or accept, a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

8. The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

9. The undersigned agrees to be a special advisor to the Company, on a nonexclusive basis, until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Roth Capital and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned represents and warrants that:

(a)	he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)	he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as special advisor to the Company.

11. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business in the food and beverage industries selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by Insiders prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

John T. Stofko
Print Name of Stockholder

/s/ John T. Stofko
Signature

EXHIBIT A

John T. Stofko has over 25 years’ management and finance experience with some of the leading companies in the consumer products industry. Since 2001, Mr. Stofko has been president of John T. Stofko Associates, Inc., a consulting firm specializing in corporate strategy and business development for emerging growth companies, particularly those in the consumer packaged goods industry. From 1996 to 2001, Mr. Stofko served as senior vice president and chief financial officer of Tropicana Products, Inc., a division of the Seagram Company, Ltd. At Tropicana, Mr. Stofko assisted Seagram Company, Ltd. in the sale of Tropicana to PepsiCo for over $3.0 billion in late 1998, where he remained until 2001. He was involved in all major business development activities including acquisitions, joint ventures and licensing while with Tropicana, and also served as a member of the senior management committee that developed major strategic initiatives.

From 1994 to 1995, he served as chief financial officer and vice president of finance of Uniroyal Chemical Corporation, where he co-led that company’s effort to complete a $150 million initial public offering of equity securities. From 1992 to 1994, Mr. Stofko served as president of AZ Marketing Services, Inc., a marketing services firm that serves the retail consumer direct marketing trade and at that time provided marketing services to consumer catalogues such as Victoria’s Secret, Bloomindales-by-Mail and Spiegel. From 1987 to 1992, Mr. Stofko was executive vice president of the beverage group of Cadbury Schweppes, PLC, with world-wide responsibility for finance, business development, research and development, and manufacturing. During his tenure at Cadbury Schweppes, he was involved in a number of strategic acquisitions including the purchase of Canada Dry and the initial equity participation in Dr. Pepper/7-Up. From 1974 to 1986, Mr. Stofko was with Bristol-Myers Squibb Co., including as executive vice president of Clairol North America from 1981 to 1986, vice president and corporate controller from 1977 to 1981, and assistant corporate controller from 1974 to 1977. From 1963 to 1974, Mr. Stofko held various financial positions with increasing responsibilities at Mobil Oil, Olin Chemicals and the Singer Company. Mr. Stofko is a graduate of Cornell University where he earned a B.A. degree in economics and an M.B.A. degree in marketing and finance.

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